Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2005, at the Annual Meeting of Shareholders of Chesapeake Utilities Corporation (the “Company”), the shareholders of the Company approved the following equity compensation plans.

Employee Stock Award Plan
The Employee Stock Award Plan (“ESAP”) allows the Company to make awards of shares of the Company’s common stock (“Common Stock”) to employees who demonstrate exemplary performance. Only employees of the Company and its subsidiaries who are not officers of the Company are eligible to receive awards under the ESAP.

ESAP authorizes the award of up to 25,000 shares of Common Stock over the term of the plan, of which a maximum amount of 5,000 shares can be awarded in any given year. The ESAP expires on December 31, 2015.

The ESAP was adopted by the Board of Directors, subject to shareholder approval, on December 10, 2004.

Performance Incentive Plan
The Performance Incentive Plan (the “PIP”) is an incentive compensation plan under which shares of Common Stock can be awarded to executive officers and other key employees of the Company and its subsidiaries.

The objectives of the PIP are to further the long-term growth and earnings of the Company by providing incentives and awards to those employees of the Company and its subsidiaries who are in positions in which they can contribute significantly to the achievement of that growth; to encourage those employees to obtain proprietary interests in the Company; and to assist the Company and its subsidiaries in recruiting able management.

The PIP is administered by the Compensation Committee of the Board of Directors. The PIP authorizes the issuance of up to 400,000 shares of Common Stock over the term of the plan, of which no more than 25,000 shares can to be awarded to any executive in any calendar year.

The PIP will take effect January 1, 2006, upon the expiration of the Company’s existing performance incentive plan, and expires on December 31, 2014.

The PIP was adopted by the Board of Directors, subject to shareholder approval, on February 24, 2005.

Directors Stock Compensation Plan
The Directors Stock Compensation Plan (“DSCP”) replaces the Company’s prior directors stock compensation plan that expired on December 31, 2004.

The purpose of the DSCP is to enhance the Company’s ability to attract, motivate and retain as non-employee directors, persons of training experience and ability, and to encourage the highest level of non-employee director performance by providing such directors with a proprietary interest in the Company’s growth and financial success.

Under the DSCP, each non-employee director who is elected as a director at an Annual Meeting or whose service as a director will continue after an Annual Meeting will receive as compensation for services during the ensuing year, an award of no more than 1,200 shares of Common Stock. The aggregate number of shares of Common Stock that may be issued under the DSCP cannot exceed 75,000 shares during the life of the DSCP, which expires on December 31, 2015.

As previously reported in the Company’s Current Report on Form 8-K, dated February 24, 2005, for 2005, the Board of Directors approved, subject to the approval of the DSCP at the 2005 Annual Meeting, awards under the plan of (i) 600 shares of Common Stock to each non-employee director and (ii) 150 additional shares of Common Stock to each chairman of a committee of the Board of Directors.

The DSCP was adopted by the Board of Directors, subject to shareholder approval, on December 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Michael P. McMasters
—————————————
Michael P. McMasters
Senior Vice President and Chief Financial Officer

Date: May 5, 2005